SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  September 16, 2003

DEPOMED, INC.

(Exact name of registrant as specified in its charter)

California	001-13111	94-3229046
(State of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1360 O’Brien Drive, Menlo Park, California	94025
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone no., including area code:  (650) 462-5900

NOT APPLICABLE

(Former name or former address, if changed since last report)

Item 5.  Other Events and Required FD Disclosure

Elan Termination Agreement

On September 16, 2003, DepoMed, Inc. (the “Company”) entered into a Termination Agreement (the “Termination Agreement”) with Elan Corporation, plc (“Elan”), Elan Pharma International Limited (“EPIL”), Elan International Services, Ltd. (“EIS” and together with Elan and EPIL, the “Elan Entities”) and DepoMed Development, Ltd. (“DDL”).

Pursuant to the Termination Agreement:

(i)                                     the Subscription, Joint Development and Operating Agreement by and among Elan, EIS, EPIL, the Company and DDL (the “JDOA”), dated as of January 21, 2000 and filed as Exhibit 1.5 to the Company’s Current Report filed with the Securities and Exchange Commission on February 18, 2000 (the “February 2000 Form 8-K”), was terminated, except with respect to the provisions of Clause 16 of the JDOA restricting the transfer of DDL securities, which provisions remain in effect;

(ii)                                  the License Agreement (the “Elan License Agreement”) by and among Elan, EPIL, the Company and DDL, dated as of January 21, 2000 and filed as Exhibit 1.8 to the February 2000 Form 8-K, was terminated, along with all rights of DDL in and to the intellectual property licensed to DDL under the Elan License Agreement;

(iii)                               the Funding Agreement by and among Elan, EPIL, EIS and the Company, dated as of January 21, 2000 and filed as Exhibit 1.4 to the February 2000 Form 8-K, was terminated;

(iv)                              the Securities Purchase Agreement by and among EIS, Elan and the Company, dated as of January 21, 2000 and filed as Exhibit 1.1 to the February 2000 Form 8-K, was amended to (A) delete Section 5(a), which related to EIS’s right to participate in certain equity financings of the Company, (B) delete Section 5(c), which related to EIS’s right to exchange its shares of the Company’s Series A Preferred Stock for an additional 30.1% equity interest in DDL (the “Exchange Right”) and (C) eliminate contractual restrictions on EIS’s ability to transfer the Company securities purchased under the Securities Purchase Agreement;

(v)                                 the Convertible Promissory Note (the “Note”) issued by the Company to EIS on January 21, 2000 and filed as Exhibit 1.6 to the February 2000 Form 8-K was amended to (A) delete Sections 2(a) and (b), which related to disbursements to the Company under the Note, (B) delete Section 5, which related to the reimbursement of a portion of the development costs of DDL paid by the Company upon exercise of the Exchange Right, (C) delete Section 7(h), which related to the occurrence of an Event of Default (as defined in the Note) upon termination of the JDOA, (D) to clarify that no further borrowings may be made under the Note and (E) to permit the transfer of the Note by EIS to unaffiliated third parties in principal amounts of $2,500,000 or more;

(vi)                              the Registration Rights Agreement by and among EIS and the Company, dated as of January 21, 2000 and filed as Exhibit 1.2 to the February 2000 Form 8-K (the “Registration Rights Agreement”, was amended to (A) delete Section 10, related to the transfer of registration rights and (B) to amend Section 14(d) to permit the transfer of registration rights to transferees of the Company securities subject to the Registration Rights Agreement;

(vii)                           the License Agreement by and among the Company, DDL and Elan (the “DepoMed License Agreement”), dated as of January 21, 2000 and filed as Exhibit 1.7 to the February 2000 Form 8-K, was amended to permit the Company and DDL to amend the DepoMed License Agreement without the consent or approval of Elan, provided that no such amendment imposes any obligations on Elan;

(viii)                        the Waiver and Termination Agreement by and among the Company, Elan, EPIL and DDL (the “Waiver and Termination Agreement”), dated as of November 8, 2002 and filed as Exhibit 10.13 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002, was amended to specify that certain improvements to the intellectual property Elan licensed to DDL belong to Elan;

(ix)                                the Elan Entities agreed that the Company could assume control over management of the affairs of DDL;

(x)                                   each party to the Termination Agreement released each of the other parties from any claims under the DepoMed License Agreement and each of the agreements terminated (except as described above) pursuant to the Termination Agreement; and

(xi)                                the Company agreed to indemnify Elan and its affiliates for claims arising from the past, present and future activities of DDL, including without limitation product liability claims, subject to a number of exclusions, including exclusions for claims (A) relating to Elan’s accounting policies or any violation of laws or regulations by Elan, (B) relating to any investigation of Elan by the Securities and Exchange Commission or similar foreign regulatory authority relating to Elan’s accounting policies, (C) arising from the gross negligence or willful misconduct of an indemnified party, (D) relating to any clinical trial of DDL conducted on behalf of DDL by or on behalf of Elan, (E) relating to any agreement with a third party entered into for the benefit of DDL by or on behalf of Elan, or (F) relating to the Waiver and Termination Agreement.

As a result of the elimination of the Exchange Right, the Company’s Series A Preferred Stock will be reclassified as permanent shareholders’ equity and the effect on the Company’s balance sheet will be an increase in total shareholders’ equity by $12,015,000 and a proportionate decrease in long-term liabilities.

The Company will continue to own 80.1% of DDL, with the remaining 19.9% held by a subsidiary of Elan.

DDL License Agreement

On September 18, 2003, pursuant to a royalty-bearing exclusive license agreement, the Company obtained from DDL an exclusive license to Gabapentin GR, a product candidate the Company initially licensed to DDL in connection with its joint venture with Elan.  Gabapentin is marketed by Pfizer Inc. for seizures and herpetic pain under the label “Neurontin®”, DDL successfully completed Phase I clinical trials on Gabapentin GR in the first quarter of 2002.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DEPOMED, INC.

/s/ John F. Hamilton
John F. Hamilton
Vice President - Finance and
Chief Financial Officer

Date:  September 22, 2003